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                                                                 Exhibit 23.4



         CONSENT OF SMITH, MACKINNON, GREELEY, BOWDOIN & EDWARDS, P.A.



                               CONSENT OF COUNSEL


REPUBLIC BANCSHARES, INC.


        We hereby consent to the use in this Form S-4 Registration Statement of Republic Bancshares, Inc., of our name in the Prospectus, which is a part of such Registration Statement, under the heading "Legal Opinions."



/s/  SMITH, MACKINNON, GREELEY, BOWDOIN & EDWARDS, P.A.


July 30, 1997